Exhibit 10.1
SERVICES AGREEMENT

This Services Agreement (the "Agreement") is made effective as of September 1, 2012 (the "Effective Date") by and among Columbia Management Investment Distributors, Inc. a Massachusetts corporation ("Distributor"), and RiverSource Life Insurance Company, a Minnesota corporation ("Company''), (collectively the "Parties").

WHEREAS, Distributor serves as the distributor and underwriter of certain funds offered under certain variable insurance trusts including Columbia Funds Variable Insurance Trust, Columbia Funds Variable Insurance Trust I and Columbia Funds Variable Series Trust II (collectively referred to herein as "Funds"); and

WHEREAS, Company has entered into one or more participation agreements with Distributor and/or each of the Funds;

WHEREAS, the Company distributes Contracts for which the Portfolios are underlying investment options; and

WHEREAS, pursuant to Rule 12b-1 under the Investment Company Act of 1940, each Fund has adopted a distribution plan (the"12b-l Plans"), which, among other things, authorizes Distributor to enter into agreements with intermediaries to compensate such intermediaries for the Services performed by Company as described herein; and

WHEREAS, pursuant to the 12b-1 Plans, Distributor hereby requests and Company hereby agrees to provide certain Services for the Funds.

NOW, THEREFORE, in consideration of the mutual covenants contained in this
Agreement, the parties agree as follows:

1.	Definitions. As used in this Agreement, the following terms shall have the following meanings:

a)	“Contracts” are variable life insurance policies or variable annuity contracts issued by Company;

b)	“Contract Owners” are owners of variable life insurance policies or variable annuity contracts;

c)
“Portfolio”-The beneficial interest in a Fund is divided into several series of shares, each designated a "Portfolio “and representing the interests in a particular managed pool of securities or other assets.

2.	Services:

a)
Company (directly or through an affiliate) shall provide any combination of the following services ("Services") in compliance with federal and state securities laws, as agreed upon by the Parties from time to time, related to Contract Owners who allocate a portion of their Contract values to the shares of the Portfolios: delivering prospectuses, statements of additional information, shareholder reports, proxy statements and marketing materials to prospective and existing Contract Owners; providing educational materials regarding the shares; providing facilities and personnel to answer questions from prospective and existing Contract Owners about the Portfolios; receiving and answering correspondence; assisting Contract Owners in completing application forms and selecting investment options; compensation of sales personnel related to the distribution of Variable Contracts and for assisting Variable Contract owners with respect to investment in the Funds’ shares; and providing recordkeeping and similar administrative services.

b)
Company will furnish to Distributor, the Funds, or their designees such information as Distributor may reasonably request, and will otherwise cooperate with Distributor in the preparation of reports to the Funds’ Boards of Trustees concerning this Agreement, as well as any other reports or filings that may be required by law.

3.	Maintenance of Records:

Distributor and Company shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Distribution Services described herein. Upon the reasonable request of Distributor or a Fund, Company shall provide Distributor, the Fund, or the representative of either, copies of all such records.

4.	Fees:

In consideration of Company's performance of the Services, Distributor shall pay, or cause an affiliate to pay, to Company monthly fees ("Servicing Fees") as set forth in the 12b-1 Plans. These Service Fees shall be calculated as the percentage of each calendar month's average daily net asset value of daily ending balances of the Funds attributable to the Contracts issued by Company. Upon execution of this Agreement, Distributor shall provide Company with written notice as to the Servicing Fees established by the Funds' Boards of Trustees. Thereafter, Distributor shall provide Company with prompt written notice, pursuant to paragraph 7 herein, as to any changes in Servicing Fees as amended by the Funds’ Boards of Trustees. Company will calculate the Servicing Fees at the end of the calendar month and will bill Distributor. Payment of the Servicing Fees will be due upon receipt and review of invoice by Distributor and shall be paid by Distributor within thirty (30) days after such receipt. Distributor's liability to Company for the payment of the Servicing Fee is limited solely to the proceeds of that Fund's Servicing Fees actually received by Distributor for such period. In the event that the 12b-1 Plan is terminated with respect to any Fund (or applicable share class thereof), Distributor's obligation to pay the Servicing Fees hereunder with respect to such Fund shall terminate at the same time as the 12b-1 Plan is terminated with respect to such Fund. In the event that the 12b-l Plan is amended with respect to any Fund so that the amount payable to Distributor or for Services is reduced below the then current Servicing Fees ("Reduced l2b-1 Fee"), then Distributor's obligation to pay the Servicing Fees hereunder with respect to such Fund shall be reduced in the same proportion as the Reduced l2b-l Fee.

If, after a reasonable good faith review completed within thirty (30) days of invoice receipt, Distributor disputes the calculation and/or the amounts due in the invoice, the Parties will work in good faith to resolve such dispute, and upon such resolution, payment will be due to Company.

Payments made to Company under this Agreement will be made in U.S. Dollars by federal funds wire to:

Bank:        Wells Fargo
Account:    RiverSource Life Insurance Company
ABA: [intentionally omitted]
Account: [intentionally omitted]

Notification of wire transfers shall simultaneously be provided by email or fax to:

Aran Bogen and Cathy Hager
Separate Account Accounting
Email: aran.g.bogen@ampf.com and catherine.m.hager@ampf.com

Fax: 612-671-6544

Or to such other person, address, facsimile numbers or accounts as
Company may subsequently direct in writing.

5.	Representations, Warranties and Agreements:

Each Party represents, warrants and covenants that if required by applicable law, it will, directly or through an affiliate, disclose to each Contract Owner the existence of the Servicing Fees payable to Company pursuant to this Agreement in a form consistent with the requirements of applicable law.

Distributor represents and warrants that it is registered with the Securities and Exchange Commission ("SEC") as a broker-dealer under the Securities and Exchange Act of 1934 ("1934 Act"),and is a member of the Financial Industry Regulatory Authority ("FINRA")and it is authorized by each Fund's Board of Trustees to enter into this Agreement.

Company represents that it and its affiliate maintain all necessary licenses, registrations and qualifications under applicable law to perform the Services described herein.

By accepting the payments with respect to the Funds, Company agrees that it will not pass on any portion of such payments to Contract Owners, or its customers. To the extent any portion of Servicing Fees are passed to another entity, Company will take all reasonable steps to ensure that the entity abides by this provision and all other applicable terms under this Agreement.

Company agrees to comply with the terms of all applicable offering documentation (including prospectuses and statements of additional information) in providing the Services contemplated by this Agreement. Distributor shall not be obligated to make any payments under this Agreement unless all applicable offering documentation discloses, to the extent required by applicable law, that Distributor will make payments for the services described herein.

6.	Termination:

a)
This Agreement will automatically terminate with respect to a Fund in the event of its assignment (as such term is defined in the 1940 Act) with respect to such Fund. This Agreement may also be terminated with respect to any Fund at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Fund who are not “interested persons” (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the l2b-l Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, or by a vote of a majority of the class of shares of such Fund on sixty (60) days' prior written notice.

b)	Any Party may terminate that party's participation in this Agreement at any time upon seven (7) days' prior written notice.

c)
In addition, any Party may terminate this Agreement immediately if such Party determines that any fees payable under this Agreement should not be paid to such Party because of any effective law, rule or regulation, or order of any court or regulatory entity, governing the business of that Party.

d)
Notwithstanding the termination of this Agreement, the Servicing Fees will continue to be due and payable with respect to amounts invested in shares of the Portfolios for Contracts issued prior to the effective date of such termination ("Existing Contracts") for so long as Company shall continue to provide the services described herein for the Existing Contracts, and payment under such circumstances is permissible under applicable law.

7.	Notices: All notices relating to this Agreement must be delivered in writing to the addresses shown below or such other address as a Party may specify by notice:

a)     If to the Distributor at:
Columbia Management Investment Distributors, Inc.
225 Franklin Street
Boston, Massachusetts 02110
Attention: President

b).    If to RiverSource at:
RiverSource Life Insurance Company
1765 Ameriprise Financial Center
Minneapolis MN 55474
Attn: Lynn Murphy Abbott, Vice President - National
Sales Manager and Fund Management
Office: (612) 671-4982
FAX: (612) 671-5089

8.	Miscellaneous:

a)
Assignment: This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Neither this Agreement nor any rights, privileges, duties, or obligations of the Parties may be cosigned by either Party without the written consent of the other Party or as expressly contemplated by this Agreement, except that the Distributor may assign it to any successor distributor of the Fund and Company may assign it to an existing or future affiliate of Company.

b)
Waiver: No modification of any provision of this Agreement will be binding unless in writing and executed by the Parties. No waiver of any provision of this Agreement will be binding unless in writing and executed by the Party granting such waiver.

c)	Governing Law: This Agreement shall be governed by the internal laws of the State of Minnesota without reference to conflict of law principles.

d)	Entire Agreement: This Agreement represents the entire agreement among the Parties concerning its subject matter.

e)	Counterparts: This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

f)	Prior Agreements: This Agreement supersedes all prior arrangements or agreements among the Parties concerning its subject matter.

(Signatures on next page.)

IN WITNESS THEREOF, the parties have caused this Agreement to be executed as of the date first written above.

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By: ___/s/ Amy L. Unckless ________________

Name: Amy L. Unckless____________________

Title:    Head of Private Wealth Management and Chief Administrative Officer

RIVERSOURCE LIFE INSURANCE
COMPANY

By: ___/s/ Lynn Abbott________________

Name: Lynn Abbott____________________

Title:    VP, National Sales Manager